Exhibit 16.1
June 8, 2011
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Gas Natural Inc.’s statements included under Item 4.01 of its Form 8-K filed on June 8, 2011 and we agree with such statements concerning our firm.

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